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                                                                   EXHIBIT 10.51


                        LICENSE REFERENCE NUMBER L004001

121900

         PATENT LICENSE AGREEMENT ("Agreement") dated December 15, 2000 ("Effective Date") between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM"), and IBIS TECHNOLOGY CORPORATION, a Massachusetts corporation ("IBIS").

Under the License Agreement between the parties dated December 15, 2000 ("Know-how Agreement"), IBM is licensing IBIS under certain know-how and other rights related to IBM's proprietary process for implanting silicon wafers with oxygen as practiced at its East Fishkill, NY, location, and IBIS is granting certain rights to IBM. No patent licenses, express or implied, were granted by either party under the Know-how Agreement. Each party desires to grant the other certain rights under patents in connection with the know-how and other rights granted under the Know-how Agreement. In consideration of the premises and covenants herein contained, and of the parties' entry into the Know-how Agreement, IBM and IBIS agree as follows:

SECTION 1.    DEFINITIONS

1.1 "Licensed Product" shall mean silicon wafers implanted with oxygen and annealed in accordance with the Licensed Process.

1.2 "Licensed Process" shall have the meaning set forth in section 1.7 of the Know-how Agreement.

1.3 "IBM Licensed Patents" shall mean all patents (U.S. or foreign), including utility models but not including design patents, covering Licensed Products and the Licensed Process, issued or issuing on patent applications that claim inventions having an effective filing date on or before the Effective Date under which patents or the applications therefor IBM or any of its Subsidiaries has the right, at any time during the term of this Agreement, to grant licenses to IBIS and its Subsidiaries of the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by IBM to third parties (except for payments to Subsidiaries and payments to third parties for inventions made by said third parties while employed by IBM or any of its Subsidiaries), and any continuation, continuation-in-part, divisional, reissue, reexamination and any equivalents thereof. By way of example and not as a limitation, this definition of IBM Licensed Patents includes U.S. Patent 5,930,643. Notwithstanding the foregoing definition, "IBM Licensed Patents" shall not include patents directed at the structure of implantation machines.

1.4 "IBIS Licensed Patents" shall mean all patents (U.S. or foreign) covering Licensed Products and the Licensed Process and improvements thereto, including utility models but not including design patents, issued or issuing on patent applications that claim inventions having an effective filing date on or before six (6) months after the term of this Agreement, under which patents or the applications therefor IBIS or any of its Subsidiaries has the right, at any time during the term of this Agreement, to grant licenses to IBM and its Subsidiaries of the scope

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granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by IBIS to third parties (except for payments to Subsidiaries and payments to third parties for inventions made by said third parties while employed by IBIS or any of its Subsidiaries), and any continuation, continuation-in-part, divisional, reissue, reexamination and any equivalents thereof. Notwithstanding the foregoing definition, "IBIS Licensed Patents" shall not include patents directed at the structure of implantation machines.

1.5 "Subsidiary" shall mean a corporation, company or other entity:

(a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or

(b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

SECTION 2.    GRANT OF RIGHTS

2.1 IBM grants to IBIS a worldwide, nonexclusive license under the IBM Licensed Patents to make, import, export, and sell Licensed Products. No license to have Licensed Products made by third parties is granted to IBIS hereunder. No license is granted with respect to any item other than a Licensed Product, notwithstanding that such other item may incorporate one or more Licensed Products. The royalty for the license granted under this Section 2.1 is included in the royalty payable by IBIS under the Know-how Agreement.

2.2 IBIS grants to IBM a worldwide, nonexclusive paid-up license under IBIS Licensed Patents to make, have made, use, import, export, offer to sell, sell and otherwise transfer wafers that are implanted with oxygen and annealed.

2.3 Subject to Section 2.4, the licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries existing on or after the Effective Date, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.

2.4 A sublicense granted to a Subsidiary shall terminate on the earlier of:

(a)      the date such Subsidiary ceases to be a Subsidiary; and

(b) the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense. If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

2.5 Each party shall be responsible for the compliance by its sublicensed Subsidiaries with the provisions of this Agreement.


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2.6 No license, immunity or other right is granted under this Agreement, either directly or by implication, estoppel, or otherwise other than under the Licensed Patents, or to parties acquiring any item from a party (or its licensed Subsidiary) for the combination of such acquired item with any other item, including other items provided by such party (or its licensed Subsidiary), or for the use of any such combination even if such acquired item has no substantial use other than as part of such combination.


SECTION 3.    TERM AND TERMINATION

3.1 Unless earlier terminated pursuant to Section 3.2, the term of this Agreement shall be from the Effective Date until the expiration of the last to expire patent licensed hereunder.

3.2 IBM shall have the right to terminate this agreement upon termination of the Know-how Agreement due to the default of IBIS.

SECTION 4.    COMMUNICATION

4.1 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following address and shall be effective upon mailing:

         For IBM:                           For IBIS:
         Director of Licensing              Debra L. Nelson
         IBM Corporation                    IBIS Technology Corporation
         North Castle Drive, MD-NC119       32A Cherry Hill Drive
         Armonk, New York 10504-1785        Danvers, MA  01923
         Facsimile: (914) 765-4380          Facsimile: (978) 777-6570

4.2 A License Reference Number will be assigned to this Agreement upon execution. This number should be included in all communications in connection with this Agreement.

SECTION 5.    MISCELLANEOUS

5.1 (a) This Agreement may be assigned by a party only in connection with its assignment of all rights, privileges, and obligations under the Know-how Agreement (as permitted thereunder), and only to the assignee of such rights, privileges, and obligations, provided that such assignee agrees to be bound by all the terms and conditions of this Agreement, provided that in the case of an assignment by IBM (other than pursuant to Section 5.1(b), the license granted under Section 2.2 to "offer to sell" and "sell" shall be limited to wafers implanted with oxygen, annealed and cleaned that have undergone further processing, such limitation not to apply to the other rights granted under
Section 2.2. No other assignment of this Agreement, or assignment of rights or delegation of obligations hereunder, is permitted. Any attempted assignment or delegation in derogation of the foregoing shall be void. The licenses granted hereunder by the assigning party shall survive its assignment of this Agreement for the term hereof; the licenses granted hereunder to the assigning party and its Subsidiaries shall terminate upon such assignment.

(b) Notwithstanding Section 5.1(a), a party which undergoes reorganization may assign its rights and delegate its obligations under this Agreement to its legal successor, provided that after


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the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.

(c) A party assigning this Agreement shall provide written notice of the assignment within 30 days after such assignment.

5.2 Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity.

5.3 Each party represents and warrants that it has the full right and power to grant the license and release set forth in Section 2. Neither party makes any other representation or warranty, express or implied, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party's operation under the license herein granted.

5.4 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party's Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

5.5 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

5.6 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

5.7 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, United States of America, as such law applies to contracts signed and fully performed in the State of New York.

5.8 The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.


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         THIS AGREEMENT EMBODIES THE ENTIRE UNDERSTANDING OF THE PARTIES WITH
RESPECT TO THE LICENSED PATENTS, AND REPLACES ANY PRIOR ORAL OR WRITTEN COMMUNICATION BETWEEN THEM.

AGREED TO:                                  AGREED TO:
IBIS TECHNOLOGY CORPORATION                 INTERNATIONAL BUSINESS
                                            MACHINES CORPORATION


By /s/ Martin J. Reid                       By /s/ Gerald Rosenthal
   --------------------------------            -------------------------
   Martin J. Reid                              Gerald Rosenthal
   CEO                                         Vice President

Date: Dec 20, 2000                          Date: 1-9-01
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